EXHIBITS TO BE FILED BY EDGAR



           (a)   Exhibits:

                 G      Financial Data Schedules

                 H GPU, Inc. and Subsidiary Companies Consolidated actual and pro forma Capitalization and Capitalization Ratios as at September 30, 1999.

           (b)   Financial Statements:

                 1-A GPU, Inc. and Subsidiary Companies Consolidated actual and pro forma financial statements for September 30, 1999.

                 1-B GPU, Inc. (Corporate) actual and pro forma financial statements for September 30, 1999.